                           CERTIFICATE OF AMENDMENT

                                    OF THE

                         CERTIFICATE OF INCORPORATION

                                      OF

                                  PSINET INC.

               Under Section 805 of the Business Corporation Law


        The undersigned, being the President and Secretary of PSINet Inc. (the "Corporation"), respectively, in order to amend the Corporation's Certificate of Incorporation, do hereby certify that:

        FIRST:  The name of the Corporation is PSINet Inc.
        -----

        SECOND: The Certificate of Incorporation of the Corporation was filed by
        ------
the Department of State of the State of New York on October 21, 1988 under the name Graphic Specialty Finishers, Inc.

        THIRD:  The Certificate of Incorporation is hereby amended to add a
        -----
provision to Paragraph FOURTH stating the number, designation, relative rights, preferences and limitations of the Series A Junior Participating Preferred Stock as fixed by the Board of Directors of the Corporation and to set forth in full the text of such provision.

        FOURTH:  To effect the foregoing, Paragraph FOURTH of the Certificate of
        ------
Incorporation is amended to add the following at the end of such Paragraph
FOURTH:

Series A Junior Participating Preferred Stock
- ---------------------------------------------

        The Corporation is hereby authorized to establish a series of Preferred Stock of the Corporation of the designation and number of shares, and having the relative rights, preferences and limitations thereof (in addition to the provisions set forth in this Certificate of Incorporation which are applicable to the Preferred Stock of all classes and series) as follows:

        Section 1.  Designation of Series of Preferred Stock and Amount.  There
        ---------------------------------------------------------------
shall be a series of Preferred Stock, par value $.01 per share, of the Corporation which shall be designated as "Series A Junior Participating Preferred Stock," par value $.01 per share, and the number of shares constituting such series shall be one million (1,000,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

        Section 2.  Dividends and Distributions.
        ---------------------------------------

        (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Corporation and any other stock of the Corporation ranking junior to the Series A Junior Participating Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock in an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend or distribution payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after May 8, 1996 (the "Rights Declaration Date")
(i) declare or pay any dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above concurrently with any declaration by it of a dividend or distribution on the Common Stock (other than a dividend or distribution payable in shares of Common Stock) and in no event shall the Corporation declare a dividend or distribution on the Common Stock (other than a dividend or distribution payable in shares of Common Stock) without concurrently declaring such a dividend or distribution on the Series A Junior Participating Preferred Stock.


        (C) Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 50 days prior to the date fixed for the payment thereof.

        Section 3.  Liquidation, Dissolution or Winding Up.
        --------------------------------------------------

        (A) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made (i) to the holders of Common Stock or of shares of any other stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received per share, the amount of $1,000, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock (the "Series A Liquidation Preference"), or (ii) to the holders of shares of stock ranking on a parity upon liquidation, dissolution or winding up with the Series A Participating Preferred Stock, except distributions made ratably on the Series A Participating Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. Following the payment of the full amount of the Series A Liquidation Preference, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall share pari passu on a per share basis in the remaining assets of the Corporation.

        (B) In the event the Corporation shall at any time (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event under the proviso in clause (i) of paragraph (A) of this Section 3 shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of

Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        (C) In the event there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares (including the Series A Junior Participating Preferred Stock) in proportion to their respective liquidation preferences.

        Section 4.  Voting Rights.  The holders of shares of Series A Junior
        -------------------------
Participating Preferred Stock shall have the following voting rights:

        (A) Subject to the provision for adjustment hereinafter set forth and except as otherwise provided herein or in the Certificate of Incorporation or as required by law, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        (B) Except as otherwise provided herein or in the Certificate of Incorporation or in any other Certificate of Amendment creating a new series of Preferred Stock or any similar stock, and except as otherwise required by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

        (C) Except as set forth herein or as otherwise provided by law, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 5.  Certain Restrictions and Limitations.
- ------------------------------------------------

        (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

                (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock, and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

                (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

        (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 5, purchase or otherwise acquire such shares at such time and in such manner.

        Section 6. Reacquired Shares. Any shares of Series A Junior
        ----------------------------
Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

        Section 7. Consolidation, Merger, etc. If the Corporation shall enter
        --------------------------------------
into any consolidation, merger, combination or other transaction in which the shares of Common Stock are converted into, exchanged for or changed into other stock or securities, cash and/or any other property, then in any such event the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly converted into, exchanged for or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted, changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the conversion, exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

        Section 8.  No Redemption.  The shares of Series A Junior Participating
        -------------------------
Preferred Stock shall not be redeemable.

        Section 9.  Ranking.  The Series A Junior Participating Preferred Stock
        -------------------
shall rank senior to the Common Stock and junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, unless the terms of any such series shall provide otherwise.

        Section 10.  Fractional Shares.  Series A Junior Participating Preferred
        ------------------------------
Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

        Section 11. Amendment. The Certificate of Incorporation of the
        ----------------------
Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of not less than a majority of the then outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

        FIFTH:  The foregoing amendment to the Certificate of Incorporation was
        -----
authorized by the unanimous affirmative vote of the members of the Board of Directors of the Corporation at a meeting held duly called and held on May 8, 1996.

        IN WITNESS WHEREOF, we have made and subscribed this certificate and hereby affirm under the penalties of perjury that its contents are true this 18th day of May, 1996.


                                                /s/ William L. Schrader
                                                ------------------------------
                                                William L. Schrader, President



                                                /s/ David N. Kunkel
                                                ------------------------------
                                                David N. Kunkel, Secretary

- --------------------------------------------------------------------------------

                           CERTIFICATE OF AMENDMENT
                                    OF THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                                  PSINET INC.

              (Under Section 805 of the Business Corporation Law)

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                                   FILED BY:
                      Nixon, Hargrave, Devans & Doyle LLP
                              437 Madison Avenue
                           New York, New York 10022